Exhibit 99.1
Auriga Laboratories Appoints Elliot M. Maza To Its Board of Directors
LOS ANGELES—(BUSINESS WIRE)—Auriga Laboratories, Inc. (OTCBB:ARGA), a specialty pharmaceutical company with products for the treatment of Xerostomia, dermatological conditions, and acute respiratory diseases, announced today that it has appointed Elliot M. Maza to its Board of Directors. Mr. Maza is a licensed C.P.A. and attorney and has extensive experience in the pharmaceutical and drug development industries. He was also appointed Chairman of the Company’s Audit Committee, replacing Brian Alleman who has resigned to pursue other opportunities. There was no dispute between Mr. Alleman and Auriga Laboratories.
Mr. Maza is currently President and Chief Financial Officer for Intellect Neurosciences, Inc., a New York-based biotechnology company. Prior to joining Intellect, Mr. Maza was Chief Financial Officer of Emisphere Technologies (NASDAQ: EMIS), a biopharmaceutical company specializing in oral drug delivery. Previously, he was a partner at Ernst and Young LLP and a Vice President at Goldman Sachs, Inc. and JP Morgan Securities, Inc. Mr. Maza also practiced law at Sullivan and Cromwell, a leading New York law firm. He currently serves on the Board of Directors and is Chairman of the Audit Committee of Tapestry Pharmaceuticals, Inc. (NASDAQ: TPPH), a biotechnology company focused on developing proprietary therapies for the treatment of cancer.
“I am pleased that we were able to attract such an experienced executive to serve on our Board of Directors and Chair our Audit Committee,” said Philip S. Pesin, Auriga’s CEO. “Elliot has extensive legal, financial and public company expertise, and we believe that his experience working with national-market listed companies in senior financial roles well qualifies him to serve as the Board’s Financial Expert.”
Mr. Maza received his J.D. degree from the University of Pennsylvania Law School and his Bachelor of Arts degree from Touro College.
About Auriga Laboratories™
Auriga Laboratories is a specialty pharmaceutical company building an industry changing commission based-sales model. The company’s high-growth business model combines driving revenues through a variable cost commission-based sales structure, acquisition of proven brand names, introduction of new brands, and a strategic development pipeline, all of which is designed to enhance its growing direct relationships with physicians nationwide. Auriga’s exclusive prescription and over-the-counter product portfolio includes Aquoral™ for the treatment of Xerostomia, Akurza™ and Xyralid™ dermatology products, and the Zinx™, Extendryl®, and Levall® families of products for relief of symptoms associated with a range of acute respiratory diseases. For more information, visit: www.aurigalabs.com.

Forward-Looking Statements
The information contained herein includes forward-looking statements. These statements relate to future events or to the company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the company’s control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to its operations, results of operations, growth strategy and liquidity. The company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, those factors that are disclosed under the heading “Risk Factors” and elsewhere in documents filed by the company from time to time with the United States Securities and Exchange Commission and other regulatory authorities. Statements regarding the company’s ability to increase its sales force and the success of such sales force in selling its products in light of competitive and other factors, the regulatory status and/or regulatory compliance of its products, the company’s ability to secure additional financing, its ability to sustain market acceptance for its products, its dependence on collaborators, the company’s ability to find and execute strategic transactions, its potential exposure to litigation, the company’s exposure to product liability claims, and the company’s prices, future revenues and income and cash flows and other statements that are not historical facts contain predictions, estimates and other forward-looking statements. Although the company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved and these statements will prove to be accurate. Important factors could cause actual results to differ materially from those included in the forward-looking statements.

Contact:
Auriga Laboratories, Inc.
Philip S. Pesin, 310-461-3606
Fax: 310-564-1991
ppesin@aurigalabs.com
or
CEOcast, Inc.
Andrew Hellman, 212-732-4300
Adhellman@ceocast.com